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                                                                    EXHIBIT 99.1

                                KID-KART, INC.
                   732 Cruiser Lane, Belgrade, Montana 59714

    Proxy for Special Meeting of Shareholders to be held on _________, 1996

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                   THE BOARD OF DIRECTORS OF KID-KART, INC.

     The undersigned hereby appoints Wayne H. Hanson as Proxy, with full power to act and to appoint his substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all the shares of voting stock of Kid-Kart, Inc. held of record by the undersigned on ____________, 1996 at the 1996 Special Meeting of Shareholders to be held on
_________, 1996, or any adjournment or postponement thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is executed and no direction is made, this proxy will be voted "FOR" proposal 1.

                                         (Continued and to be signed on reverse)

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Please mark boxes [/] or [X] in blue or black ink.


 -----------------------    ---------------------
     ACCOUNT NUMBER                 COMMON

1.   Adoption of the Agreement and      FOR    AGAINST  ABSTAIN
     Plan of Merger                     [_]      [_]      [_]



                                        Please sign exactly as name appears
                                        below.  When shares are held by joint
                                        tenants both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:                          , 1996
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                                                        Signature